                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                    FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                             --------------------

                            SAXON ACQUISITION CORP.
                 (Name of small business issuer in its charter)

                             --------------------

Delaware                                                  6200                                11-3391961
---------------------------------             ---------------------------                ---------------------
(State or other jurisdiction                  (Primary Standard Industrial               I.R.S. Employer
of incorporation or organization)             Classification Code Number)                Identification No.)

                             --------------------

                            Nicholas J. Seccafico Jr.
                            Saxon Acquisition Corp.
                               33 Eleventh Avenue
                         Huntington Station, N.Y. 11746
                                 (516)423-8280
         (Address and telephone number of principal executive offices)

                             --------------------

                            Nicholas J. Seccafico Jr.
                            Saxon Acquisition Corp.
                               33 Eleventh Avenue
                         Huntington Station, N.Y. 11746
                                 (516) 423-8280
     (Address and (Name, address and telephone number of agent for service)

                             --------------------

Copies of all communications should be sent to:

                              Steven Morse, Esq.
                              Lester Morse P.C.
                             111 Great Neck Road
                             Great Neck, NY 11021
                                (516) 487-1446

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective. [X]

IF any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION OF REGISTRATION FEE

                                                             Proposed
                                                             Maximum        Proposed Maximum
                                             Amount to       Offering      Aggregate Offering
Title of Each Class of Securities to be         be           Price Per         Price (1)          Amount of
            Registered                      Registered       Share (1)                         Registration Fee
---------------------------------------     ----------       ---------     ------------------  ----------------
Shares of Common Stock, par value            2,465,735       $  .4054     $  999,609          $  302.91
$.OO1 per share ("Common Stock")
(2)
---------------------------------------     ----------       ---------     ------------------  ----------------
Totals                                                                     $  999,609          $  302.91
---------------------------------------     ----------       ---------     ------------------  ----------------


---------------
(1) Total estimated solely for the purpose of determining the registration fee pursuant to Rule 457(f)(2) based upon the book value of the Registrant.

(2) Includes 2,465,735 shares owned by NJS Acquisition Corp. to be distributed to its stockholders of record as described in the Prospectus.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                            SAXON ACQUISITION CORP.

                 CROSS-REFERENCE SHEET TO PROSPECTUS ON FORM S-1

ITEM           Form S-1 Caption                             Location in Prospectus
----           ----------------                             ----------------------
1.             Forepart of the Registration Statement
               and Outside Front Cover Page of Prospectus   Outside Front Cover Page
2.             Inside Front and Outside Back Cover          Available Information;
               Pages of Prospectus                          Inside Front Cover Pages
3.             Summary Information, Risk Factors and        Prospectus Summary;
               Ratio of Earnings to Fixed Charges           Risk Factors
4.             Use of Proceeds                              Use of Proceeds
5.             Determination of Offering Price              Cover Page; Plan of Distribution/
                                                            Market Information
6.             Dilution                                     Not Applicable
7.             Selling Security Holders                     Not Applicable
8.             Plan of Distribution                         Plan of Distribution/Market Information;
                                                            Outside Front Cover Page
9.             Description of Securities to be Registered   Description of Common Stock
10.            Interest of Named Experts and Counsel        Legal Matters; Experts
11.            Information with Respect to the Registrant:
               (a)   Description of Business                  Business
               (b)   Description of Property                  Business
               (c)   Legal Proceedings                        Business
               (d)   Market Price of and Dividends            Description of Common Stock;
                     on the Registrant's Common Equity        Dividend Policy; Plan of Distribution/
                     and Related Stockholder Matters          Market Information
               (e)   Financial Statements                     Financial Statements
               (f)   Selected Financial Data                  Selected Financial Data
               (g)   Supplementary Financial Information      Not Applicable
               (h)   Management's Discussion and Analysis     Management's Discussion and Analysis of
                     of Financial Condition and Results       of Financial Condition and Results
                     of Operations                            of Operations
               (i)   Disagreements with Accountants on
                     Accounting and Financial Disclosure      Not applicable
               (j)   Directors and Executive Officers         Management
               (k)   Executive Compensation                   Executive Compensation
               (l)   Security Ownership of Certain            Security Ownership of
                     Beneficial Owners and Management         Management and Others
               (m)   Certain Relationships and
                     Related Transactions                     Certain Transactions
12.            Disclosure of Commission Position
               on Indemnification for Securities
               Act Liabilities                                Executive Compensation

SUBJECT TO COMPLETION _____, 1997.                      PROSPECTUS

                            SAXON ACQUISITION CORP.
                       2,465,735 SHARES OF COMMON STOCK

          As of the date of this Prospectus, Saxon Acquisition Corp. ("Saxon") is a wholly-owned subsidiary of NJS Acquisition Corporation ("NJS") and has 2,465,735 shares of Common Stock issued and outstanding (the "Saxon Common Stock"). As of the date of this Prospectus, NJS has 9,862,940 shares of Saxon Common Stock issued and outstanding. This Prospectus relates to the distribution by NJS of all of its outstanding 2,465,735 shares of Saxon Common Stock to the stockholders of NJS. Each NJS stockholder of record as of the close of business on October __, 1997 (the "Record Date"), will receive on November __, 1997 (the "Payment Date") 0.25 shares of Saxon Common Stock for each outstanding share of NJS Common Stock (the "Conversion Ratio"). No fractional shares will be issued and all fractional amounts will be disregarded.

          No offering price is indicated herein since the recipients of the NJS distribution will not pay anything in order to receive such distribution. Prior to NJS' distribution of its Saxon Common Stock, there has been no public market for the Saxon Common Stock and there can be no assurance that such a market for the Saxon Common Stock will develop after the Payment Date or that, if developed, it will be sustained. Saxon intends to have a broker/dealer registered with the National Association of Securities Dealers, Inc. ("NASD") file a 15c2-11 application to attempt to list Saxon's Common Stock for trading on the NASD Over-The-Counter Electronic Bulletin Board.

          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AS DESCRIBED HEREIN. FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE RECEIPT OF SAXON COMMON STOCK FROM NJS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The expenses of this Offering, estimated at $70,000, are being paid by NJS.

                 THE DATE OF THE PROSPECTUS IS _________, 1997

   The following legend should appear in red on the left side of this page:
   ------------------------------------------------------------------------
"Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State."

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATION MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SAXON. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF SAXON SINCE THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

          UNTIL _______, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WITH RESPECT TO THEIR SOLICITATIONS TO PURCHASE THE SECURITIES OFFERED HEREBY.

                             AVAILABLE INFORMATION

          Prior to this Offering, Saxon is not a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the distribution of securities by NJS to its stockholders of its shares of Saxon Common Stock, Saxon will become subject to the informational requirements of Section 15(d) of the Exchange Act and in accordance therewith will file periodic reports and other information with the Securities and Exchange Commission (the "SEC"). The Registration Statement, of which this Prospectus forms a part, as well as reports and other information filed by Saxon may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, DC 20549 and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, NY 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, DC 20549. Material filed electronically through Edgar (Electronic Data Gathering Analysis and Retrieval System) may also be accessed through the SEC's home page on the World Wide WEB at http://www.sec.gov.

          Saxon intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by an independent certified public accounting firm and to make available copies of quarterly reports containing unaudited financial statements. Saxon's fiscal year end is May 31.

                               TABLE OF CONTENTS

                                                         Page
                                                         ----

Prospectus Summary
Risk Factors
Use of Proceeds
Selected Financial Data
Management's Discussion and Analysis
  of Financial Condition and Results of
  Operations
Business
Management
Executive Compensation
Certain Transactions
Security Ownership of Management and Others
Description of Common Stock
Shares Eligible for Future Sale
Plan of Distribution/Market Information
Legal Matters
Experts
Additional Information
Index to Financial Statements

                               PROSPECTUS SUMMARY

          THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND MUST BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THE PROSPECTUS.

THE COMPANY

          Saxon Acquisition Corp. ("Saxon") was formed under the laws of the State of Delaware on July 9, 1997 as a wholly-owned subsidiary of NJS Acquisition Corporation ("NJS"). On November 7, 1996, NJS formed Dupont Securities Group, Inc. ("Dupont") as a wholly-owned subsidiary under the laws of the State of New York to engage in the securities business. On July 28, 1997, NJS transferred its entire stock ownership in Dupont to Saxon. Currently, Saxon's only business is through the operations of Dupont, a broker-dealer registered with the United States Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD"). As of August 19,
1997, Dupont is licensed to do business in 21 states.   All references to "the
Company" include Saxon and its wholly-owned subsidiary, Dupont.

          Dupont commenced operations as a new broker-dealer on June 10, 1997. Dupont has a clearing agreement with Oscar Gruss & Son Incorporated to act as
its clearing agent on a fully disclosed basis.   The term fully disclosed means
that the clearing firm maintains the customer accounts, i.e. it holds the customer funds and securities', issues account statements, executes customer trades on the exchanges in which it is a member, receives and safeguards funds and securities and handles the regulation of credit extension, confirmations and preparation of monthly account statements.

          Dupont anticipates in the future managing and participating in public offerings, private placements pursuant to Regulation D of the Securities Act of 1933 as amended (the "Securities Act")and other corporate finance transactions. Dupont effects transactions in equity and debt securities as agent, although it intends to also effect transactions as principal, trade for its own account and to make markets in various over-the-counter stocks. Currently, Dupont's restriction letter with the NASD requires that Dupont will seek NASD District Office No. 10 review and permission before it engages in its first private placement activity and it will not make markets in more than 10 issues without the prior approval of NASD District Office No. 10. Dupont has also agreed with the NASD that all trade executions will be handled solely by qualified trading department personnel under the direct supervision of the registered principal
responsible for the firm's trading department.   See "Business."

          Saxon's principal office is located at 33 Eleventh Avenue, Huntington Station, New York 11746 and its telephone no. is (516) 423-8280.

THE OFFERING

Securities Offered    This Prospectus relates to the distribution by NJS of all
                      of its outstanding 2,465,735 shares of Saxon Common Stock to the stockholders of NJS. Each NJS stockholder of record as of the close of business on October __, 1997 (the
                      "Record Date"), will receive on November __, 1997 (the
                      "Payment Date") 0.25 shares of Saxon Common Stock for each outstanding share of NJS Common Stock (the "Conversion
                      Ratio").

Common Stock
  outstanding         2,465,735 shares

Risk Factors          The Saxon Common Stock offered hereby involves a high
                      degree of risk to investors. Persons receiving the Saxon
                      Common Stock should review carefully and consider the information contained in the Prospectus and particularly the items set forth under "Risk Factors."


                                  RISK FACTORS

     AN INVESTMENT IN SAXON'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PERSONS RECEIVING FROM NJS A DISTRIBUTION OF THE SAXON COMMON STOCK SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, IN ADDITION TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE SAXON COMMON STOCK.

DEVELOPMENT STAGE COMPANY/DEPENDENCE UPON DUPONT

     Saxon is a development stage company that was formed on July 9, 1997 to own Dupont. The Company is wholly dependent upon the success of Dupont's brokerage operations. Dupont was formed on November 7, 1996 and commenced operations as a licensed broker-dealer on June 10, 1997. As a consequence, the Company's operations are subject to many of the risks inherent in the establishment of a new business enterprise. The likelihood of the success of the Company must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with a firm commencing its business operations. There can be no assurance that the Company will be profitable.
See "Business."

NATURE OF BROKERAGE BUSINESS

     The Company's stock brokerage, securities trading and investment and merchant banking business, by its nature, is subject to various risks, particularly those arising from volatile markets, including the risk of losses resulting from the underwriting of securities, customers' inability to meet commitments (such as margin obligations), market-making activities, customer fraud, employee misconduct and errors, mistakes in the processing of securities transactions and litigation.

     Dupont, like other securities firms, is directly affected by national and international economic and political conditions, broad trends in business and finance, legislation and regulation affecting the national and international financial and business communities and securities markets, changes in securities laws, the level of volatility of interest rates and substantial fluctuations in volume and price levels in the securities markets. Reduced volume of securities transactions and reduced market liquidity generally result in lower revenues from principal transactions and commissions, while decreases in the number of new issues or merger and acquisition activity generally result in lower revenues from investment banking. Lower price levels of securities may result in losses from declines in the market value of securities held in trading positions. In periods of reduced sales and trading or investment banking activity, profitability may be adversely affected because certain expenses remain relatively fixed. In addition, the securities industry is exposed to risk of loss from clearance and processing problems which may be especially acute during periods of heavy trading volume. See "Business."

NEED FOR ADDITIONAL FUNDS

     The Company's capital and operational requirements cannot be predicted with certainty and are subject to modification from time to time in the future, in part based upon events which may be beyond its control. The Company may require additional debt or equity funds in the future to continue or expand Dupont's brokerage, trading and investment banking activities. No assurances can be given that such additional funds will be available on terms acceptable the Company, if at all. The failure to obtain such additional funds may cause the Company to cease or curtail operations and result in the complete loss of any value of the Saxon Common Stock. See "Business."

DEPENDENCE UPON KEY MANAGEMENT AND PERSONNEL

     The Company is highly dependent upon Nicholas J. Seccafico, Jr., its President. The loss of Mr. Seccafico's services could have a material adverse effect on the Company. The Company does not carry key-man life insurance on the life of Mr. Seccafico and does not have an employment contract with him. The Company's operations are also dependent upon Dupont retaining and recruiting qualified personnel to act as principals, supervisory personnel and registered representatives. No assurances can be given that the Company will be successful in this regard. See "Management."

NET CAPITAL REQUIREMENTS

     As a broker-dealer registered with the SEC, Dupont is subject to the SEC's net capital rule, which is designed to measure the general financial integrity and liquidity of a broker-dealer. The net capital rule imposes certain restrictions on a firm's operations. Compliance with the net capital rule limits those operations of securities firms which require intensive use of their capital, such as underwriting commitments and principal trading activities, and limits the ability of securities firms to pay dividends. There can be no assurance that Dupont will maintain adequate net capital, or that its net capital will not fall below requirements established by the NASD or the SEC and subject Dupont to disciplinary action by those agencies in the form of fines, censure, suspension, expulsion or the termination of business entirely.

LEGAL PROCEEDINGS AND LITIGATION POTENTIAL

     Many aspects of Dupont's business involve substantial risks of liability. Underwriters are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications with respect to public and private underwritten offerings. There has been an increased incidence of litigation in the securities industry in recent years, including class action law suits which generally seek substantial damages. Any litigation, whether or not meritorious, could consume significant resources of Dupont and could substantially effect its ability to carry on normal business operations.

RELIANCE ON CLEARING BROKERS

     Dupont incurs obligations to its customers which are supported by obligations to it from its clearing agent, through which all of Dupont's accounts will be settled. Maintenance of a clearing relationship entails a risk of unreconciled differences, especially in periods of high trading volume. The inability of the clearing agent to meet its obligations could result in substantial losses to Dupont and the loss of the investors' entire investment. Any disruption in Dupont's relationship with its clearing agent would have an adverse effect on Dupont's ability to conduct its business. See "Business."

RISKS ASSOCIATED WITH INVESTMENT BANKING ACTIVITIES

     Dupont's participation in a private placement pursuant to Regulation D of the Securities Act or in an underwriting syndicate or a selling group involves both financial and regulatory risks. An underwriter in a public offering may incur losses if it is unable to resell the securities it has committed to purchase, or if it is forced to liquidate its commitment at less than the purchase price. In addition, under federal securities laws, other laws and court decisions with respect to underwriters' liabilities and limitations on the indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to such offerings. Acting as managing underwriter increases these risks. Underwriting commitments constitute a charge against net capital and Dupont's ability to make underwriting commitments may be limited by the requirement that it must at all times be in compliance with the Net Capital Rule. Generally, in addition to the net capital requirements referred to above, Dupont must have additional or excess capital equal to 30% of the aggregate offering price less aggregate commissions to effectuate a firm underwriting commitment. See "Business."

LIMITATIONS ON AND SPECIAL FACTORS RELATING TO MARKET-MAKING ACTIVITIES

     In the future, Dupont intends to trade for its own account, effect transactions as principal and to make a market in one or more over-the-counter securities. Trading profits or losses depend upon the skills of employees in market-making activities, the capital allocated to positions in securities, the volatility of the securities markets, and the general trend of prices in the securities markets. Trading as a principal requires the commitment of substantial capital and creates opportunities for profit as well as the risk of loss due to market fluctuations. There can be no assurance that employees of Dupont will generate profits in market making and trading activities for Dupont. See "Business."

NARROW PRODUCT LINE

     The investment banking, trading and brokerage activities of Dupont are limited to a relatively small number of financial services, investment products, and issuing companies. Although Dupont expects to expand its brokerage and investment banking activities in the future to include more companies, there can be no assurance that it will be able to do so. Reliance upon a limited set of revenue sources significantly increases Dupont's vulnerability to poor performance in any one of its single products or business services. See "Business."

FLUCTUATING VOLUME AND PRICES OF SECURITIES

     Dupont and the securities industry in general are directly affected by national and international economic and political conditions, broad trends in business and finance, legislation and regulation effecting the national and international financial and business communities and securities markets, currency values, changes in securities laws, the level of volatility of interest rates and substantial fluctuations in volume and price levels in the securities markets. Dupont and the securities industry in general are subject to other risks, including, but not limited to, risks of loss from the underwriting of securities, counterparty (a party to which Dupont has credit or performance exposure) failures to meet commitments, customer fraud, employee errors or misconduct and litigation. In addition, price fluctuations may cause losses on securities positions. In the event that Dupont expands its investment banking activities and more frequently serves as manager or co-manager of public offerings of securities, it would be expected to make increased commitments of capital to market-making activities in securities of those issuers. The anticipated additional concentration of capital in the securities of those issuers held in inventory will increase the risk of loss from reductions in the market price of such securities. Since Dupont's trading profits will be derived from the difference between the purchase price of a security and the sale price, declining prices generally result in reduced revenues. In addition, Dupont will charge a commission on each transaction in which it acts as an agent, and therefore low trading volume will result in reduced revenues. Under these conditions, profitability is adversely affected since many costs, other than commission compensation and bonuses, are fixed.

     The securities industry is subject to substantial fluctuations in volume and price levels of securities transactions. These fluctuations can occur on a daily basis, as well as over longer periods, as a result of local, national and international economic and political events and as a result of trends in business and finance. Reduced volume and prices generally result in lower commissions and investment banking revenues, as well as the possibility of significant trading and may affect Dupont particularly acutely in light of the non-diversified nature of its activities and the degree to which many of its expenses are fixed. Dupont will be subject to each of such influences, and there can be no assurance that it will successfully overcome those risks associated with the securities business. See "Business."

COMPETITION

     All aspects of Dupont's business are highly competitive. In its brokerage activities, Dupont competes directly with national broker-dealers, which are large, well-known firms with substantially greater financial and personnel resources than Dupont. Dupont competes with many other financial institutions for key personnel, including salespeople, managers and other key persons. Many of Dupont's competitors conduct extensive advertising and actively solicit potential clients in order to increase their business. Dupont also competes with a number of smaller regional brokerage firms as well as discount brokerage firms which offer lower commission rates to their customers. In recent years, institutions such as large commercial banks, insurance companies and financial service companies have begun offering to their customers some of the same services Dupont offers, and as a result the competitive environment for brokerage firms such as Dupont may be adversely affected. See "Business."

LICENSES

     Dupont is a general securities broker-dealer and registered with the SEC, the NASD and the Securities Investor Protection Corporation ("SIPC"). In addition, Dupont is licensed in 21 states and it intends to obtain licenses as a broker-dealer in other states in which it intends to conduct business. There can be no assurance that Dupont will be able to obtain such additional licenses, or that once obtained, it will maintain licensing in all required states, in which case Dupont's operations may be significantly impaired. Although the current principals of Dupont, namely, Louis Galeotafiore, and Michael F. Franzese, intend to maintain their respective NASD licenses with Dupont, there can be no assurance that such principals will remain so registered and, therefore, there can be no assurance that Dupont would not be adversely affected if the principals left.

REGULATION

     The business of Dupont is subject to regulation by various state and federal regulatory authorities which are charged with protecting the integrity of the securities and financial markets and protecting the interests of consumers. The SEC and the NASD, among others, may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a broker-dealer, its officers or employees. Both the SEC and the NASD have stringent rules governing the operations of securities firms including the rules with respect to the net capital requirements of securities firms. The principal purpose of regulation and discipline of broker/dealers is the protection of customers and securities markets rather than the protection of creditors and stockholders of broker-dealers. In addition, Dupont is required to comply with all state licensing and other rules and regulations applicable to the brokerage business. For example, certain states restrict unsolicited phone calls from stockbrokers. Given that a portion of Dupont's brokerage business may be obtained through unsolicited phone calls, such regulations may have an adverse effect on Dupont's ability to expand its client base. Failure to comply with any of these laws, rules and regulations would have a material adverse effect upon Dupont. Further, the continued compliance with such regulations will create a continuing and significant financial expense. No assurances can be given that Dupont will be able to comply with all SEC, NASD and state rules and regulations and, in the event it is unsuccessful, the investors in this offering may lose their entire investment. See "Business."

LACK OF PUBLIC MARKET

     As of the date hereof, there is no public market for Saxon's Common Stock. After NJS completes its distribution of Saxon's Common Stock on the Payment Date to its shareholders of record on the Record Date, Saxon will attempt to obtain a broker/dealer registered with the NASD to file a 15(c)2-11 application with the NASD in order for the Saxon Common Stock to trade on the over-the-counter NASD Electronic Bulletin Board. The Company will also seek to obtain other market makers for the Saxon Common Stock. No assurances can be given that Saxon's efforts to develop a public market for its Common Stock will be successful or, if successful, that there will be an established market for Saxon's Common Stock in the future. See "Plan of Distribution/Market Information."

CONTROL BY PRINCIPAL SHAREHOLDERS

     Following the completion of NJS' distribution of Saxon Common Stock on the Payment Date to its stockholders of record on the Record Date, Nicholas Seccafico, Jr., and Lindo Garuffi including members of their immediate families (the "Control Group"), will beneficially own and control approximately 45% of the outstanding Saxon Common Stock. Such Control Group may be in a position to influence the election of the Board of Directors of the Company and other stockholder matters. See "Security Ownership of Management and Others."

NO DIVIDENDS AND NONE ANTICIPATED

     The payment by the Company of cash dividends on its Common Stock, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition as well as other relevant factors. The Company has not paid or declared any cash dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated future financial requirements, does not contemplate or anticipate making any cash distributions upon its Common Stock in the foreseeable future. See "Description of Common Stock."

SHARES ELIGIBLE FOR FUTURE SALE

     After the Payment Date, Saxon's officers and directors will beneficially own and control 1,469,985 shares (including options to purchase 800,000 shares) of Saxon's Common Stock. Such persons may sell their shares of Common Stock of Saxon in compliance with Rule 144 of the Securities Act. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale. However, since 669,985 shares of Common Stock issued to Saxon's officers and directors are registered herein for distribution to them, the one-year holding period will not apply to these shares and sales can be made commencing 90 days after the date hereof pursuant to Rule 144. The remaining 800,000 shares beneficially owned by the control group pursuant to outstanding options will likely be registered in the future pursuant to a Form S-8 Registration Statement. See "Shares Eligible for Future Sale."

"PENNY STOCK" REGULATIONS

     The SEC has adopted regulations under the Exchange Act which generally define a "penny stock" to be any equity security that has a market price (as defined in the Exchange Act) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the Saxon Common Stock is not traded on a National Market Exchange or NASDAQ, the Saxon Common Stock may be deemed to be a "penny stock" and become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the Saxon Common Stock information on the limited market in penny stocks and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. Such rules may adversely effect a market from developing in the Saxon Common Stock and, if developed, the ability of broker-dealers to sell the Saxon Common Stock.

LIMITATION ON DIRECTOR LIABILITY

     As permitted by Delaware corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders to monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law. See "Management-Limitation of Directors' Liability; Indemnification."

ABSENCE OF INDEPENDENT DIRECTORS

     The Company has two directors each of whom are an officer and/or principal stockholder of the Company. The absence of outside or disinterested directors may result in less objectivity and an increased risk for conflicts of interest with respect to decisions made by the Board of Directors. See "Management."

COMPANY WILL NOT RECEIVE PROCEEDS FROM SALES BY NJS STOCKHOLDERS

     This Prospectus relates to Saxon Common Stock to be distributed by NJS to its stockholders. The Company will not receive any proceeds from the distribution or subsequent sale of the Saxon Common Stock by NJS stockholders. See "Use of Proceeds."


                                USE OF PROCEEDS

     The Company will not realize any proceeds from the completion of NJS' distribution of its Saxon Common Stock on the Payment Date to NJS stockholders of record on the Record Date. The expenses of this Offering, estimated at $70,000, will be paid by NJS.

                                 SELECTED FINANCIAL DATA

     Saxon was formed on July 9, 1997 under the laws of the State of Delaware. As of July 9, 1997, Saxon had no operations and was formed at a cost of approximately $342. Between the date of inception and August 15, 1997, Saxon issued 2,465,735 shares of Common Stock to NJS at a cost of $10,000. See "Certain Transactions."

     The following selected information has been derived from the historical financial statements of Dupont, the Company's wholly-owned subsidiary, included elsewhere in this Prospectus and should be read in conjunction therewith, including the notes thereto.

INCOME STATEMENT DATA:

                                                  Period From
                                               November 7, 1996
                                                (Inception) to
                                                  May 31, 1997
                                              --------------------

Revenues (Dividend Income)                           $18,408
Operating Expenses                                    38,471
Net Loss                                             (20,063)


BALANCE SHEET DATA:

                                                  May 31, 1997
                                              --------------------

Working Capital                                     $764,639
Total Assets                                         861,651
Total Liabilities                                     14,504
Stockholders' Equity                                 847,147

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     Saxon was formed under the laws of the State of Delaware on July 9, 1997 and Dupont was formed under the laws of the State of New York on November 7, 1996. Saxon is a holding company whose entire operations will be conducted through Dupont. On June 10, 1997, Dupont commenced initial operations as a broker/dealer. Prior to that date, planned principal operations of Dupont had not commenced, and it had no revenues, earnings or history of operations. Dupont's activities from inception through June 10, 1997 consisted of: filing necessary incorporation and organization documents, filings made with the SEC, NASD and state securities commissions of various documents to become a registered broker/dealer authorized to conduct business in various states and entering into a clearing agreement with a clearing firm as described under "Business." During this period, NJS contributed $750,000 to Dupont as a capital contribution. This financing provided the monies Dupont needed to become licensed as a broker-dealer and to commence operations. In June 1975, the Financial Accounting Standards Board, in its Statement No. 7, set forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In the opinion of the Company, its activities from the inception of Dupont in November 1996 through July 18, 1997, the balance sheet date of the Saxon financial statements included herein, fall within the referenced guidelines. Accordingly, the Company has reported its activities in accordance with the aforesaid Statement of Financial Accounting Standards No. 7.

LIQUIDITY AND CAPITAL RESOURCES AND PLAN OF OPERATIONS

      Dupont anticipates in the future managing and participating in public offerings, private placements pursuant to Regulation D of the Securities Act and other corporate finance transactions. Dupont effects transactions in equity and debt securities as agent, although it intends to also effect transactions as principal, trade for its own account and to make markets in various over-the-counter stocks. Currently, Dupont's restriction letter with the NASD requires that Dupont will seek NASD District Office No. 10 review and permission before it engages in its first private placement activity and it will not make markets in more than 10 issues without the prior approval of NASD District Office No.
10. Dupont has also agreed with the NASD that all trade executions will be handled solely by qualified trading department personnel under the direct supervision of the registered principal responsible for the firm's trading department.

     Since the inception of Dupont, NJS has contributed a total of $750,000 as a capital contribution in order to fund the initial operations of Dupont. While Management believes that these funds provide sufficient capital liquidity and capital resources for Dupont to operate its business over the next 12-15 months, additional financing may become necessary to participate in underwritings and expanded market making and trading activities. The Company's capital and operational requirements cannot be predicted with certainty and are subject to modification from time to time in the future, in part based upon events which may be beyond its control. No assurances can be given that such additional funds will be available on terms acceptable the Company, if at all.

                                     BUSINESS

INTRODUCTION

          Saxon's only business is conducted through the operations of Dupont. Dupont commenced operations as a new broker-dealer on June 10, 1997. Dupont has a clearing agreement with Oscar Gruss & Son Incorporated to act as its clearing agent on a fully disclosed basis. The term fully disclosed means that the clearing firm maintains the customer accounts, i.e. it holds the customer funds and securities', issues account statements, executes customer trades on the exchanges in which it is a member, receives and safeguards funds and securities and handles the regulation of credit extension, confirmations and preparation of monthly account statements. Customers making payment for their trades issue checks payable to the clearing firm. Dupont is licensed to do business in 21 states.

          Dupont's principal offices is located at 270 Greenwich Avenue, Greenwich, CT 06830. Dupont employs 3 registered representatives, serving primarily high net worth individuals and institutional investors.

          Dupont anticipates in the future managing and participating in public offerings, private placements pursuant to Regulation D of the Securities Act and other corporate finance transactions. Dupont effects transactions in equity and debt securities as agent, although it intends to also effect transactions as principal, trade for its own account and to make markets in various over-the-counter stocks. Currently, Dupont's restriction letter with the NASD requires that Dupont will seek NASD District Office No. 10 review and permission before it engages in its first private placement activity and it will not make markets in more than 10 issues without the prior approval of NASD District Office No.
10. Dupont has also agreed with the NASD that all trade executions will be handled solely by qualified trading department personnel under the direct supervision of the registered principal responsible for the firm's trading department.

OPERATIONS OF DUPONT

Securities Brokerage
--------------------

          To support the services provided to individual and institutional investors, Dupont effects transactions in equity and debt securities as agent and intends to effect transactions as principal, trade for its own account and make a market in a number over-the-counter stocks.

Agency Business
---------------

          Dupont acts on an agency basis in securities transactions for individual and institutional investors. Such transactions generate securities commission revenues. Commissions are charged on both exchange and over-the-counter agency transactions for individual customers in accordance with a schedule which Dupont has formulated, which may change from time to time. In certain cases, discounts from the schedule may be granted to customers. Dupont's securities commissions primarily result from executing transactions in listed and over-the-counter stocks and bonds.

Principal Transactions
----------------------

          Dupont will act as a principal in executing trades in over-the-counter equity securities. When transactions are executed by Dupont on a principal basis, Dupont will receive, in lieu of commissions, mark-ups or mark-downs which constitute revenues from principal transactions. Inventories of over-the-counter securities will at times be carried to facilitate sales to customers and other dealers.

          The level of positions carried in Dupont's trading accounts may fluctuate significantly. The size of the securities positions on any one date may not be representative of Dupont's exposure on any other date because the securities positions vary substantially depending upon economic and market conditions, the allocation of capital among types of inventories, underwriting commitments, customer demands and trading volume. The aggregate value of inventories that the Company may carry is limited by certain requirements of the SEC's Net Capital Rule as described herein.

          Dupont intends to make a market, in effect maintaining firm bid and offer prices, in common stocks which are traded on the NASD's Automated Quotation System and common stocks which are traded on the NASD's Electronic Bulletin Board. The amount of stocks that Dupont intends to make a market at any one time will fluctuate and Dupont may increase the number of stocks in which it will make a market without NASD consent to up to 10. In the event that Dupont desires to make a market in more than 10 securities, it is required to seek permission of its local NASD district office and obtain consent prior to making a market in additional equity securities.

          Dupont's principal transactions expose it to risk because securities positions are subject to fluctuations in market value and liquidity. Each trader registered with Dupont will be subject to internal position limits and Dupont will review regularly the age and composition of its securities positions.

INVESTMENT BANKING

General
-------

          It is anticipated that Dupont will manage and participate in public offerings of securities, private offerings of securities pursuant to Regulation D of the Securities Act and engage in other corporate finance type transactions.

Underwriting
------------

          Dupont anticipates in the future engaging in underwriting activities, including managing and participating in public offerings of equity and/or debt securities. Certain risks are involved with the underwriting of securities. Underwriting syndicates agree to purchase securities at a discount from the initial public offering price. If the securities must be sold below the syndicate cost, the underwriters are exposed to losses on the securities that they have committed to purchase. An underwriter may additionally be exposed to substantial potential liability for material misstatements or omissions of fact in the prospectus used to describe the securities being offered.

Regulation D Offerings
----------------------

          Dupont expects to engage in the sale of securities pursuant to Regulation D of the Securities Act, both as placement agent and as a participating broker-dealer in offerings which other broker-dealers firms act as placement agent. Certain risks are involved in the placement of securities pursuant to Regulation D of the Securities Act. Dupont may be exposed to substantial potential liability for material misstatements or omissions of fact in the placement memorandum used to described the securities being offered.

Corporate Finance
-----------------

          In addition to its underwriting and Regulation D sales of securities, it is anticipated that Dupont will generate fees by providing advice to corporate clients on a wide range of financial matters, including mergers and acquisitions, divestitures, private placements, bridge financings, financial planning and corporate reorganizations and recapitalizations.

Clearing Arrangements and Customer Credit
-----------------------------------------

          Dupont does not maintain its own customer accounts or provide customer credit. Dupont utilizes, on a fully disclosed basis, the services of Oscar Gruss & Son Incorporated ("Oscar Gruss"). Oscar Gruss, pursuant to a clearing agreement dated April 4, 1997, on a fee basis, processes all securities transactions and maintain the accounts of its customers. Customer accounts are protected through ("SIPC") for up to $500,000, of which coverage for cash balances is limited to $100,000. Oscar Gruss has also made arrangements to protect customer accounts up to an additional $3,000,000 beyond the coverage protected through SIPC. The services of the clearing agent include billing, credit control, receipt, and custody and delivery of securities. The clearing agent provides operational support necessary to process, record, and maintain securities transactions for Dupont's brokerage and distribution activities. The clearing agent provides these services to Dupont and its customers at a total cost which is less than it would cost Dupont to process such transactions on its own.

          The clearing firm lends funds to Dupont's customers through the use of margin credit. These loans are made to customers on a secured basis, with the clearing firm maintaining collateral in the form of saleable securities, cash or cash equivalents. Under the terms of the clearing agreement with the clearing firm, Dupont indemnifies the clearing firm on any loss of these credit arrangements.

          Dupont's clearing agreement with Oscar Gruss can be canceled by either party upon 60 days prior written notice. Dupont's clearing agreement provides for certain events of default and various terms and conditions. One of such requirements is that the broker-dealer clearing through it must maintain minimum deposits in cash and securities. Dupont's clearing agreement with Oscar Gruss requires Dupont to maintain a minimum deposit in cash and securities of $50,000 and must maintain net capital of at least $100,000. Nevertheless, the NASD requires a minimum net capital in excess of $100,000 in order for Dupont to make any markets.

Net Capital Rule
----------------

          Dupont is subject to an SEC Regulation known as the "Net Capital Rule" which is designed to measure the financial integrity and liquidity of a broker-dealer. The Rule requires that a minimum amount of its assets be relatively liquid and imposes a duty on a broker-dealer of prompt notification
to the SEC and NASD if the broker-dealer is not in compliance.    Net Capital is
essentially defined as net worth (assets minus liabilities) plus certain qualifying subordinated loans, less various mandatory deductions. Such deductions result from excluding assets not readily convertible into cash and from conservative valuation of certain other assets. Among such mandatory deductions are adjustments (called "haircuts") in the market value of securities to reflect the possibility of a market decline prior to disposition. The Net Capital Rule as applied to Dupont requires that the ratio of aggregate indebtedness, as defined by the rule, to net capital not exceed fifteen to one. Moreover, Dupont is required to maintain a minimum net capital of 12.5% of aggregate indebtedness or $100,000, whichever is greater under the SEC capital rule. Compliance with the Net Capital Rule, as well as other financial requirements, will limit those operations of the Company which require the intensive use of capital, such as firm commitment offerings, trading and other market making activities. As of July 31, 1997, net capital and aggregate indebtedness change from day-to-day, but as of May 31, 1997, Dupont had net capital of $754,639. $750,000 of these funds were provided to Dupont by NJS as a capital contribution. See "Certain Transactions."

Regulatory Matters
------------------

          The securities business is subject to extensive regulation under federal and state laws. The principal purpose of regulation of broker-dealers is the protection of customers and the securities markets rather than protection of creditors, shareholders and partners of broker-dealers. The SEC is the federal agency charged with administration of federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations ("SRO), principally the National Association of Securities Dealers ("NASD") and the national securities exchanges, such as the NEW YORK STOCK EXCHANGE ("NYSE") and AMERICAN STOCK EXCHANGE ("AMEX"). The self-regulatory organizations adopt rules (subject to approval by the SEC) which governs the industry. These SRO's also conduct periodic examinations of member broker-dealers. Securities firms are also subject to regulation by state securities administrators in states in which they are registered. Other regulations to which broker-dealers are subject cover all aspects of the securities business, including sales methods, trading practices among broker-dealers, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the SEC and by SRO's, or changes in the interpretation or enforcement of existing laws and rules often directly affect the method of operation and profitability of brokers and dealers. The SEC, the SRO's and state securities commissions may conduct administrative proceedings which, after appropriate hearings and an appeal process, can result in censure, fine, issuance of cease-and-desist orders or suspension or expulsion of a broker-dealer, its officers or employees, any of which could have a material adverse effect on the business of such broker-dealer.

          Dupont is registered as a Broker-Dealer with the SEC, is a member of the NASD, is licensed as a broker-dealer in many states and intends to register
as a broker-dealer in additional states as needed.   If for any reason Dupont's
ability to register in additional states is foreclosed or otherwise limited, its business operations can be adversely affected.

COMPETITION

          Competition in the securities brokerage and investment banking business is highly intense. Dupont competes directly with discount and full-service brokerage firms and commercial banks, almost all of which are established, have substantially greater financial and other resources, and have achieved greater public acceptance than Dupont. Commercial banks presently provide many of the services offered by brokerage firms and may provide more in the future. Dupont will be a minor factor in the United States securities brokerage industry.

FACILITIES

          Dupont has a one year lease of approximately 1,000 square feet of space in Greenwich, CT pursuant to which it is paying a monthly base rental of approximately $500. Dupont also has a three year lease of approximately 3,000 square feet of space in Oyster Bay, NY at a monthly base rental of approximately $1,000. Since July 1997, Saxon utilizes the office of Nicholas J. Seccafico, Jr. rent free at 33 Eleventh Avenue, Huntington Station, NY 11746.

LEGAL PROCEEDINGS

          There are currently no legal proceedings pending or, to the best of Management's knowledge, threatened against the Company.


                                 MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The names of the directors and executive officers of Saxon are as follows:

Name                          Age               Position
----                          ---               --------

Nicholas J. Seccafico, Jr.     58  President, Chief Financial Officer,
                                   Director

Lindo Garuffi                  65  Secretary, Treasurer, Director

     Set forth below is a biographical description of each director and executive officer of Saxon based upon information supplied by them:

     Nicholas J. Seccafico, Jr. has been an officer and director of Saxon since July 1997. Since May 1995, Mr. Seccafico has been an officer and director of NJS and was an officer and director of the Company from its inception in March 1988 through November 1989. Since 1977, Mr. Seccafico has been president and chief executive officer of a manufacturing based technology coating company. Since 1992, Mr. Seccafico has been founder and chief executive officer of Pathfinder International Group, Inc., a company which services include investment banking, business evaluation and merger and acquisition development. He has worked in areas of development, production, marketing and selling cutting technologies.
He has owned and assisted in the development of environmental remediation companies (emphasis on lead paint testing and bioremediation) and mariculture. Mr. Seccafico has served as an investment banker and business consultant to a U.S. lead testing company and an investment banker and business partner to West Indies Mariculture. Mr. Seccafico also developed the IBIS Program (International Business Incubation Systems) and introduced this Program to the Long Island Association Program. He developed proprietary cost effective research and business development services that allow small and medium sized companies to
analyze finance and implement global ventures.   Mr. Seccafico is a Trustee at
Dowling College, Oakdale, NY.

     Lindo Garuffi has been an officer and director of the Company since July 1997. Since May 1995, Mr. Garuffi has been an officer and director of NJS. For the past 20 years, Mr. Garuffi is co-founder, president and chief executive officer of Associated Marble Industry, Inc., a company that developed an international network of quarry suppliers. Mr. Garuffi has extensive international business experience throughout Europe, Africa and the Middle East.

     The names of the directors and executive officers of Dupont are as follows:

Name                      Age              Position
----                      ---              --------

Michael F. Franzese        53    President, Chief Executive Officer, Director

Louis Galeotafiore         54    Treasurer, Secretary, Director


     Set forth below is a biographical description of each director and executive officer of Dupont based upon information supplied by them:

     Michael F. Franzese has been President, Chief Executive Officer and a
Director of Dupont since its inception in November 1996.   From 1991 to
November, 1996, Mr. Franzese served as a consultant to government dealers, banks and brokerage firms. From May 1996 to November 1996, he was a registered representative of American Classic Financial Co. and Senior Vice President at NFS Services Inc. from August 1995 to November 1996. From February 1992 to June 1993, he was a consultant to Berkeley Securities Corp. From May 1991 to August 1995, he was President and Chief Executive Officer of Michael Franzese &
Associates.    At Dupont, he is a Registered Representative (Series 7 and 63),
General Securities Principal (Series 24) and Municipal Principal (Series 53). Mr. Franzese serves as the Compliance Officer at Dupont.

     Louis Galeotafiore has been Treasurer, Secretary and Director of Dupont since its inception in November 1996. Mr. Galeotafiore has over 33 years of experience in the securities brokerage business, having held positions at various firms. From October 1993 to October 1996, he was a branch manager at Midwood Securities and prior thereto from September 1990 to October 1993, he was a registered representative at R.J. Forbes. At Dupont, he is the Registered Options Principal (Series 4), Registered Representative (Series 7 and 63), General Securities Principal (Series 24) and Financial Principal (Series 27). Mr. Galeotafiore serves as the Branch Manager at Dupont.

     All directors of the Company hold office until the next annual meeting of shareholders of the Company or until their successors are elected and qualified. Executive officers hold offices at the pleasure of the Board and until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

FOUNDER/CONTROL PERSON

     NJS may be deemed to be a founder or control person of Saxon. Prior to the Payment Date, NJS owns 100% of the outstanding Common Stock. NJS has not been involved in any legal proceedings since its inception in 1987.

                             EXECUTIVE COMPENSATION


     From the inception of the Company to the date of this Prospectus, no compensation has been to Saxon's Chief Executive Officer or any other officer except for the stock options granted to Nicholas J. Seccafico Jr. and Lindo Garuffi in September, 1997 as described under "Stock Option Plan." From the inception of Dupont in November 1996 through May 31, 1997, the last day of Dupont's fiscal year, no executive officer of Dupont was paid salary and bonus of $100,000 or more.

Stock Option Plan
-----------------

     The Company has adopted a Stock Option Plan covering 1,000,000 Common Stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments) for employees, including officers and directors and consultants of the Company. The Plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

     The Plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for incentive stock options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock), but in no event less than the initial public offering price of the Company's proposed public offering. Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the shares of the Common Stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

     Currently, the Plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any incentive stock options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65, exercise the incentive stock option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the incentive stock option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option). Any termination provisions of non-statutory stock options will be fixed by the board of directors or a committee thereof.

     Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The Plan will terminate in 2007. On September 11, 1997, the Company granted non-qualified stock options to purchase a total of 800,000 shares of its Common Stock at an exercise price of $.10 per share over a term of five years. Nicholas J. Seccafico Jr. and Lindo Garuffi each received options to purchase 400,000 shares. These options are immediately exercisable.

EMPLOYMENT AGREEMENTS

     None of the Company's officers and directors have any employment contracts with the Company.

DIRECTOR COMPENSATION

     None of the Company's directors have received any compensation from the Company except as described under "Executive Compensation." Payment of compensation in the future will be at the sole discretion of the Board of Directors of the Company.

LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION

     Pursuant to Saxon's By-Laws, Saxon must, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons (e.g., directors and officers) whom it may indemnify pursuant thereto and to advance expenses incurred in defending any proceeding for which such right to indemnification is applicable, provided that, if the GCL so requires, the indemnitee must provide Saxon with an undertaking to repay all amounts advanced if so determined by a final judicial decision. Saxon's Certificate of Incorporation contains a provision eliminating, to the full extent permitted by Delaware law, the personal liability of Saxon's directors for monetary damages for breach of a fiduciary duty. By virtue of this provision, under current Delaware law, a director of Saxon will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for liability for (i) any breach of his duty of loyalty to Saxon or to its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under Delaware law and (iv) any transaction from which he derives an improper personal benefit. This provision of Saxon's Certificate of Incorporation pertains only to breaches of duty by directors as directors and not in any other corporate capacity such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in Saxon's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action if successful, might otherwise have benefitted Saxon and its stockholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                              CERTAIN TRANSACTIONS

     On July 10, 1997 and August 15, 1997, Saxon sold 100 shares and 2,465,635 shares, respectively, of Saxon's Common Stock to NJS for a total purchase price of $10,000. This Prospectus relates to the distribution by NJS of all of its outstanding 2,465,735 shares of Saxon Common Stock to the stockholders of NJS. See "Plan of Distribution/Market Information."

     On July 28, 1997, NJS transferred its entire ownership of Dupont's outstanding common stock to Saxon as a capital contribution. Prior thereto, NJS made a $750,000 contribution to the capital of Dupont.

                SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     As of the date of this Prospectus, NJS owns 2,465,735 shares of Saxon's Common Stock, representing 100% of Saxon's outstanding Common Stock. Nicholas
J. Seccafico Jr. and Lindo Garuffi each own options to purchase 400,000 shares of Saxon's Common Stock equivalent to 14% of the outstanding shares of Saxon. After the Payment Date, Saxon's Common Stock will be distributed to NJS stockholders of record on the Record Date. The following table sets forth certain information as of the Payment Date regarding the beneficial ownership of Saxon's Common Stock by: (i) all persons known by Saxon to own beneficially more than 5% of Saxon's Common Stock; (ii) each director and officer of Saxon individually; and (iii) all directors and officers of Saxon as a group.


                                                  PERCENTAGE OF
                                                   COMMON STOCK
                                     AMOUNT AND     OUTSTANDING
                                     NATURE OF         AFTER
NAME AND ADDRESS OF                  BENEFICIAL    PAYMENT DATE
BENEFICIAL OWNER (1)                 OWNERSHIP          (2)
-----------------------------------------------------------------
Nicholas J. Seccafico, Jr.
33 Eleventh Ave.
Huntington Station, NY 11746 (4)       620,000            21.6%
-----------------------------------------------------------------
Lindo Garuffi
92 Parsons Blvd.
Malba, NY 11357 (3) (4)                849,985            29.7%
-----------------------------------------------------------------
All officers and
directors
as a group
(2 persons)                         1 ,469,985            45.0%
-----------------------------------------------------------------
_________________

(1) Unless otherwise indicated below, all shares are owned beneficially and of record.

(2)  Based upon 2,465,735 shares of Saxon Common Stock outstanding.

(3) Includes shares of Saxon Common Stock owned by members of Lindo Garuffi's family.

(4)  The table includes options to purchase 400,000 shares of Saxon's Common
     Stock to be granted to each of  Messrs. Seccafico and Garuffi.   See
     "Executive Compensation."

                          DESCRIPTION OF COMMON STOCK

     Saxon's Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of 20,000,000 shares of Common Stock, $.001 par value. The following is a brief description of Saxon's Common Stock. The rights of the stockholders of Saxon are established by its Certificate of Incorporation, the Bylaws, and laws of the State of Delaware. The descriptions set forth below are intended as summaries only and are qualified in their entirety by reference to the Certificate of Incorporation, the Bylaws, and the relevant Delaware law.

COMMON STOCK

     The authorized Common Stock of Saxon consists of 20,000,000 shares of Common Stock, par value $.001 per share. As of the date of this Prospectus, 2,465,735 shares of Saxon Common Stock were outstanding. Holders of shares of the Saxon Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of shares of Saxon Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. However, it is the present intention of Saxon not to pay any cash dividends, but to reinvest earnings, if any, into the Company. In the event of liquidation, dissolution or winding up of Saxon, the holders of shares of Saxon Common Stock are entitled to share ratably in all assets after payment of any preference to the holders of Preferred Stock, if any. Shares of Saxon Common Stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the Saxon Common Stock.

ANTI-TAKEOVER STATUTE

     Section 203 of the Delaware General Corporation Law provides that if a person acquires 15% or more of the stock of a Delaware corporation, he becomes an "interested stockholder" and may not engage in a "business combination" with that corporation for a period of three years. The term "business combination" includes a merger, a sale of assets, or a transfer of stock. The three year moratorium may be terminated if any of the following conditions are met: (1) the Board of Directors approved the acquisition of stock or the business combination before the person became an interested stockholder, (2) the interested stockholder acquired 85% of the outstanding voting stock in such transaction, excluding in the determination of outstanding stock is any stock owned by individuals who are officers and directors of the corporation and any stock owned by certain employee stock plans, or (3) the business combination is approved after the person became an interested stockholder by two-thirds of the voting stock which is not owned by the interested stockholder.

                        SHARES ELIGIBLE FOR FUTURE SALE

     After the Payment Date, Saxon's officers and directors will beneficially own and control 1,469,985 shares (including options to purchase 800,000 shares) of Saxon's Common Stock. Such persons may sell their shares of Common Stock of Saxon in compliance with Rule 144 of the Securities Act. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale. However, since 669,985 shares of Common Stock issued to Saxon's officers and directors are registered herein for distribution to them, the one-year holding period will not apply to these shares and sales can be made commencing 90 days after the date hereof pursuant to Rule 144. The remaining 800,000 shares beneficially owned by the control group pursuant to outstanding options will likely be registered in the future pursuant to a Form S-8 Registration Statement.

                    PLAN OF DISTRIBUTION/MARKET INFORMATION

     As of the date of this Prospectus, Saxon is a wholly-owned subsidiary of NJS and has 2,465,735 shares of Common Stock issued and outstanding. As of the date of this Prospectus, NJS has 9,862,940 shares of Common Stock issued and outstanding. This Prospectus relates to the distribution by NJS of all of its outstanding 2,465,735 shares of Saxon Common Stock to the stockholders of NJS. Each NJS stockholder of record as of the close of business on October __, 1997 (the "Record Date"), will receive on November __, 1997 (the "Payment Date") 0.25 shares of Saxon Common Stock for each outstanding share of NJS Common Stock (the "Conversion Ratio"). No fractional shares will be issued and all fractional amounts will be disregarded. After the Payment Date, NJS will not own any Saxon Common Stock except for shares not distributed by virtue of disregarding fractional amounts. While this Prospectus covers solely the above referenced distribution, it is anticipated that persons who are not affiliates of the Company who receive the distribution of the Saxon Common Stock, and assuming that a market does develop for the Saxon Common Stock, of which no assurances can be given, will be able to offer and sell the Saxon Common Stock in regular brokerage transactions in the over-the-counter market or, directly or to brokers or to dealers, or in private sales or negotiated transactions, or otherwise, at prices relating to the then prevailing market prices. See "Shares Eligible for Future Sale."

     No offering price is indicated herein since the recipients of the NJS distribution will not pay anything in order to receive such distribution. Prior to NJS' distribution of its issued and outstanding Saxon Common Stock, there has been no public market for the Saxon Common Stock and there can be no assurance that such a public market for the Common Stock will develop after the Payment Date or that, if developed, it will be sustained. Saxon intends to have a broker/dealer registered with the NASD file a 15c2-11 application to attempt to list Saxon's Common Stock for trading on the NASD Over-The-Counter Electronic Bulletin Board.

                                 LEGAL MATTERS

     The validity of the issuance of the Securities offered hereby will be passed upon for the Company by the law firm of Lester Morse P.C. Members of the family of Lester Morse will own, upon the completion of this Offering, approximately 1% of the outstanding shares.


                                    EXPERTS

     Saxon's balance sheet and notes thereto as of July 18, 1997 and Dupont's financial statements and notes thereto as of May 31, 1997 included in this Prospectus, have been audited by Baron & Baron, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, which are included in reliance upon the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-1, File No. 333-____ (of which this Prospectus is a part) under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the distribution of securities contemplated herein, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus are not necessarily complete and, in each instance, reference is made to a copy of the relevant contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the Public Reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 10549, and at the offices of the Commission located at the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, NY 10048 and the Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and copies of such material can be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Material filed electronically through Edgar (Electronic Data Gathering Analysis and Retrieval System) may also be accessed through the SEC's home page on the World Wide WEB at http://www.sec.gov.

                            SAXON ACQUISITION CORP.


                               TABLE OF CONTENTS

                                 JULY 18, 1997

                                   Page
                                   ----

Independent Auditors' Report          1


Balance Sheet                         2


Notes to Financial Statements       3-5

                         [LETTERHEAD OF BARON & BARON]

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
Saxon Acquisition Corp.
Greenwich, CT


We have audited the accompanying balance sheet of Saxon Acquisition Corp. as of July 18, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Saxon Acquisition Corp. as of July 18, 1997, in conformity with generally accepted accounting principles.

/s/ Baron & Baron

New York, NY
August 15, 1997

                                                                          Page 2
                            SAXON ACQUISITION CORP.

                                 BALANCE SHEET

                                 JULY 18, 1997



                                  A S S E T S


Current assets:
  Subscription receivable                                                 $9,991
                                                                          ======



                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                       $ -
                                                                          ------

Stockholders' equity:
  Common stock, .001 par value
   20,000,000 shares authorized;
   2,465,735 issued and outstanding                                       $4,931
  Paid-in capital                                                          5,060
                                                                          ------

                                                                          $9,991
                                                                          ======



                     The accompanying notes are an integral
                       part of the financial statements.

                                                                          Page 3
                            SAXON ACQUISITION CORP.

                         NOTES TO  FINANCIAL STATEMENTS

                                 JULY 18, 1997



1. Organization:

   Saxon Acquisition Corp. (the "Company") was incorporated in the state of Delaware on July 9, 1997. The Company is a wholly owned subsidiary of NJS Acquisition Corporation.

   On July 28, 1997 subsequent to the balance sheet date; NJS Acquisition Corporation transferred its entire stock ownership in Dupont Securities Group, Inc. ("Dupont") to the Company.

   Dupont was incorporated in the state of New York on November 7, 1996 to engage in the brokerage and investment advisory business. Dupont began operations on June 10, 1997.

2. Summary of significant accounting policies:

   a. Cash and cash equivalents:

      Cash and cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

   b. Marketable securities:

      The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company's investment securities are classified as "trading securities". Accordingly, securities are carried at market value with any unrealized gains and losses being included in income. Realized gains or losses are computed based on the average cost of the securities sold.

   c. Property and equipment:

      Property and equipment are stated at cost. Depreciation is computed over the useful lives of the assets using the straight-line method.

      Leasehold improvements are amortized over the remaining lease term. Expenditures for repairs and maintenance are charged to operations in the period incurred.

      d. Income taxes:

         The provision for income taxes is computed on the pre-tax income of the Company. Deferred taxes result from the future tax consequences associated with temporary differences between the amount of assets and liabilities recorded for tax and financial accounting purposes.

                                                                          Page 4
                            SAXON ACQUISITION CORP.

                         NOTES TO  FINANCIAL STATEMENTS

                                 JULY 18, 1997



2. Summary of significant accounting policies: (Continued)

      e. Concentrations of credit risk:

         Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments. The Company places its cash investments with high quality financial institutions in an effort to minimize the credit risk.

      f. Earnings per share:

         The Computation of earnings per share is based on the average number of outstanding common shares.

3. Subsequent event:

      On July 28, 1997 the Company's parent (NJS Acquisition Corporation) transferred its entire stock ownership in Dupont Securities Group, Inc. ("Dupont") to the Company.

      Information from Dupont's audited financial statements as of May 31, 1997 reflected the following information:

                                 BALANCE SHEET

                                     ASSETS

        Current assets:
          Cash and cash equivalents                      $769,143
          Prepaid expenses                                 10,000
                                                         --------

                   Total current assets                   779,143

        Property and equipment                             79,708
        Security deposits                                   2,800
                                                         --------
                                                         $861,651
                                                         ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

        Current liabilities:
          Accounts payable and accrued expenses          $ 14,504
                                                         --------

        Stockholders' equity:
          Common stock                                    750,000
          Additional paid-in capital                      117,210
          Accumulated deficit                             (20,063)
                                                         --------
                                                          847,147
                                                         --------

                                                         $861,651
                                                         ========

                                                                          Page 5
                            SAXON ACQUISITION CORP.

                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 18, 1997



3.   Subsequent event: (Continued)


                            STATEMENT OF OPERATIONS
                         (period from November 7, 1996
                          (inception) to May 31, 1997)



              Dividend income                   $ 18,408

              Operating expenses                  38,471
                                                --------

                     Net loss                   $(20,063)
                                                ========

     Dupont began operations on June 10, 1997 (note 1). Unaudited pro-forma financial information for the two months ended July 31, 1997 reflected the following:


                            STATEMENT OF OPERATIONS

              Revenues                          $  4,172

              Operating expenses                  33,751
                                                --------

                     Net loss                   $(29,579)
                                                ========

                         DUPONT SECURITIES GROUP, INC.

                             FINANCIAL STATEMENTS

                                 MAY 31, 1997

                         DUPONT SECURITIES GROUP, INC.

                               TABLE OF CONTENTS

                  November 7, 1996 (Inception) to May 31, 1997

                                                          Page
                                                          -----

Independent Auditors' Report                                  1

Balance Sheet                                                 2

Statement of Operations                                       3

Statement of Stockholders' Equity                             4

Statement of Cash Flows                                       5

Notes to Financial Statements                               6-8

Supporting Schedules:

  Computation of Net Capital Pursuant to Rule 15c3-1          9

  Computation for Determination of the Reserve
    Requirements and Information Relating to
    Possession or Control Requirements for Brokers
    and Dealers Pursuant to Rule 15c3-3                      10

  Reconciliation of the Audited Computation of Net
    Capital and Focus Report - Part IIA Pursuant
    to Rule 17A-5                                            11

  Independent Auditors' Supplementary Report on
    Internal Accounting Control                           12-13

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Dupont Securities Group, Inc.
Greenwich, CT

We have audited the accompanying balance sheet of Dupont Securities Group, Inc. as of May 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from November 7, 1996 (inception) to May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dupont Securities Group, Inc. as of May 31, 1997, and the results of their operations and their cash flows for the period from November 7, 1996 (inception) to May 31, 1997, in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of expressing an opinion on the basic financial statements taken as a whole. The information contained on pages 9 through 11, inclusive, is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by Rules 15c3-1, 15c3-3 and 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

New York, NY
June 27, 1997

                         DUPONT SECURITIES GROUP, INC.

                                 BALANCE SHEET
                                  May 31, 1997


  ASSETS

CURRENT ASSETS
  Cash and cash equivalents                   $  769,143
  Prepaid expenses                                10,000
                                              ----------
        Total current assets                     779,143
                                              ----------

Property and equipment (Note 3)                   79,708
Security deposits                                  2,800
                                              ----------

                                              $  861,651
                                              ==========


  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses       $   14,504
                                              ----------

Stockholders' equity:
  Common stock (Note 4)                          750,000
  Additional paid-in-capital                     117,210
  Accumulated deficit                            (20,063)
                                              ----------
                                                 847,147
                                              ----------

                                              $  861,651
                                              ==========

    The Accompanying Notes are an Integral Part of the Financial Statements

                         DUPONT SECURITIES GROUP, INC.

                            STATEMENT OF OPERATIONS
            Period from November 7, 1996 (inception) to May 31, 1997

Revenues:
  Dividend income                            $   18,408
                                             ----------
Expenses:
  Regulatory and licensing fees                  12,618
  Professional fees                              16,718
  Other operating expenses                        7,935
                                             ----------
                                                 37,271
                                             ----------

Loss before provision for income taxes          (18,863)
Provision for income taxes                        1,200
                                             ----------

        Net loss                             $  (20,063)
                                             ==========

    The Accompanying Notes are an Integral Part of the Financial Statements

                         DUPONT SECURITIES GROUP, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
            period from November 7, 1996 (inception) to May 31, 1997

                                                                           Additional
                                                                             Paid-
                                      Total          Common Stock         in-Capital       (Deficit)
                                     --------        ------------         -----------      ---------
November 7, 1996 (inception)         $     -          $         -         $         -      $       -
Issuance of common stock              750,000             750,000                   -              -
Contribution of capital               117,210                   -             117,210              -
Net loss                              (20,063)                  -                   -        (20,063)
                                     --------         -----------         -----------      ---------
May 31, 1997                         $847,147         $   750,000         $   117,210      $ (20,063)
                                     ========         ===========         ===========      =========

    The Accompanying Notes are an Integral Part of the Financial Statements

                         DUPONT SECURITIES GROUP, INC.

                            STATEMENT OF CASH FLOWS
            period from November 7, 1996 (inception) to May 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                 $  (20,063)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
      Changes in assets and liabilities:
        Prepaid expenses and other assets                      (12,800)
        Accounts payable and accrued expenses                   14,504
                                                            ----------
        Net cash used by operating activities                  (18,359)
                                                            ----------

CASH FLOWS USED BY INVESTING ACTIVITIES
   Capital expenditures                                        (79,708)
                                                            ----------


CASH FLOWS USED BY FINANCING ACTIVITIES
   Issuance of common stock and capital contributions          867,210
                                                            ----------

        Net increase in cash and cash equivalents              769,143


CASH AND CASH EQUIVALENTS, beginning of period                       -
                                                            ----------
CASH AND CASH EQUIVALENTS, end of period                    $  769,143
                                                            ==========


    The Accompanying Notes are an Integral Part of the Financial Statements

                         DUPONT SECURITIES GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 1997

NOTE 1.  ORGANIZATION

      The Company was incorporated in the State of New York on November 7, 1996 to engage in the brokerage and investment advisory business. The Company is a wholly owned subsidiary of NJS Acquisition Corporation. The Company began operations on June 10, 1997.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a.  Cash and cash equivalents:

          Cash and cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

      b.  Marketable securities:

          The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company's investment securities are classified as "trading securities". Accordingly, securities are carried at market value with any unrealized gains and losses being included in income. Realized gains or losses are computed based on the average cost of the securities sold.

      c.  Property and equipment:

          Property and equipment are stated at cost. Depreciation is computed over the useful lives of the assets using the straight-line method.

          Leasehold improvements are amortized over the remaining lease term. Expenditures for repairs and maintenance are charged to operations in the period incurred.

      d.  Income taxes:

          The provision for income taxes is computed on the pre-tax income of the Company. Deferred taxes result from the future tax consequences associated with temporary differences between the amount of assets and liabilities recorded for tax and financial accounting purposes.

      e.  Concentrations of credit risk:

          Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments. The Company places its cash investments with high quality financial institutions in an effort to minimize the credit risk.

                         DUPONT SECURITIES GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 1997

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

      f.  Revenue recognition:

          Consulting and advisory fee revenue was recognized when services provided were substantially completed.

          Transactions in securities and related commission expense are recorded on a trade date basis.

      g.  Start-up costs:

          The Company expensed all start-up costs associated with the development of its brokerage and investment advisory business. The Company began operations on June 10, 1997.


NOTE 3.  PROPERTY AND EQUIPMENT

Computer equipment                                   $  43,629
Furniture and office equipment                          23,555
Leasehold improvements                                  12,524
                                                     ---------
                                                        79,708
Less accumulated depreciation and amortization               -
                                                     ---------
                                                     $  79,708
                                                     =========

      The property and equipment was placed in service on June 10, 1997 which is the date the Company began operations.


NOTE 4.  STOCKHOLDERS' EQUITY

      At May 31, 1997, the Company was authorized to issue 200 shares of common stock with no par value. At that date 100 shares were issued and outstanding.


NOTE 5.  NET CAPITAL REQUIREMENTS

      As a registered broker/dealer, the Company is subject to the Securities and Exchange Commission's net capital rule which requires that the Company maintain a minimum net capital as defined, of 12.5% of aggregate indebtedness or $100,000, whichever is greater.

      Net capital and aggregate indebtedness change from day-to-day, but, as of May 31, 1997, the Company had net capital of $754,639 which exceeded requirements by $654,639.

                         DUPONT SECURITIES GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 1997

NOTE 6.  LEASE COMMITMENT

      The Company leases office facilities pursuant to the terms and conditions of a one year and three year three month lease.

      At May 31, 1997, the minimum future rental commitments under noncancellable leases payable over the remaining lives of the leases are:

Year ending May 31, 1998   $37,850
                    1999    33,600
                    2000    33,600

                         DUPONT SECURITIES GROUP, INC.

                    COMPUTATION OF NET CAPITAL REQUIREMENTS
                            PURSUANT TO RULE 15C3-1
                                  May 31, 1997

Credits:
 Stockholders' equity                                                  $  847,147

Debits:
 Non-allowable assets:
  Prepaid expenses and other assets                                        12,800
  Property and equipment                                                   79,708
                                                                       ----------

Net capital                                                               754,639

Minimum net capital requirements - greater of 12.5% of aggregate
 indebtedness or $100,000                                                 100,000
                                                                       ----------

   Net capital in excess of requirements                               $  654,630
                                                                       ==========

Ratio of aggregate indebtedness to net capital                                1.9%
                                                                       ==========
Aggregate indebtedness:
 Accounts payable and accrued expenses                                 $   14,504
                                                                       ==========

    The Accompanying Notes are an Integral Part of the Financial Statements

                         DUPONT SECURITIES GROUP, INC.

                        COMPUTATION FOR DETERMINATION OF
              THE RESERVE REQUIREMENTS AND INFORMATION RELATING TO
                 POSSESSION OR CONTROL REQUIREMENTS FOR BROKERS
                      AND DEALERS PURSUANT TO RULE 15C3-3
                                  May 31, 1997



As of May 31, 1997, the Company has not effected any transactions for anyone defined as a customer under Rule 15c3-3. Accordingly, there are no items to report under the requirements of this rule.

                         DUPONT SECURITIES GROUP, INC.

                  RECONCILIATION OF THE AUDITED COMPUTATION OF
                    NET CAPITAL AND FOCUS REPORT - PART IIA
                             PURSUANT TO RULE 17a-5
                                  May 31, 1997

Net capital per focus report Part IIA      $  769,143
Accounts payable and accrued expenses         (14,504)
                                           ----------
   Net capital                                754,639
                                           ==========

                         DUPONT SECURITIES GROUP, INC.

                 INDEPENDENT AUDITORS' SUPPLEMENTARY REPORT ON
                          INTERNAL ACCOUNTING CONTROL
                                  May 31, 1997

                   INDEPENDENT AUDITORS' SUPPLEMENTARY REPORT
                         ON INTERNAL ACCOUNTING CONTROL


Board of Directors
Dupont Securities Group, Inc.
Greenwich, CT

In planning and performing our audit of the financial statements of Dupont Securities Group, Inc. for the period from November 7, 1996 (inception) to May 31, 1997, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on the internal control structure.

We also made a study of the practices and procedures followed by the Company in making the periodic computations of aggregate indebtedness and net capital under rule 17a-3(a)(11) and the procedures for determining compliance with the exemptive provisions of rule 15c3-3. We did not review the practices and procedures followed by the Company in making the quarterly securities examinations, counts, verifications and comparisons, and the recordation of differences required by rule 17a-13 or in complying with the requirements for prompt payment for securities under section 8 of Regulation T of the Board of Governors of the Federal Reserve System, because the Company does not carry security accounts for customers or perform custodial functions relating to customer securities.

The management of the Company is responsible for establishing and maintaining an internal control structure and the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures and of the practices and procedures referred to in the preceding paragraph and to assess whether those practices and procedures can be expected to achieve the Commission's above mentioned objectives. Two of the objectives of an internal control structure and the practices and procedures are to provide management with reasonable, but not absolute, assurance that assets for which the Company has responsibility are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles. Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.

Because of inherent limitations in any internal control structure or the practices and procedures referred to above, errors or irregularities may occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above.

We understand that practices and procedures that accomplish the objectives referred to in the second paragraph of this report are considered by the Commission to be adequate for its purposes in accordance with the Securities Exchange Act of 1934 and related regulations, and that practices and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, we believe that the Company's practices and procedures were adequate at May 31, 1997, to meet the Commission's objectives.

This report recognizes that it is not practicable in an organization the size of the Company's to achieve all the divisions of duties and cross-checks generally included in a system of internal accounting control and that alternatively greater reliance must be placed on surveillance by management.

This report is intended solely for the use of management, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and other regulatory agencies which rely on Rule 17a-5(g) under the Securities Exchange Act of 1934, and should not be used for any other purpose.

New York, NY
June 27, 1997

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution
          -------------------------------------------

          Securities and Exchange Commission
           Registration fee                                $   302.91
          Printing of Prospectus and Certificates           10,000.00
          Legal fees and expenses (including blue sky)            **
          Accountants' fees and expenses                          **
          Fees and expenses of Transfer Agent                5,000.00*
          Miscellaneous                                           **
                                                           ----------
                                            Total          $70,000.00*
                                                           ==========
_______________
*   Estimated
**  To be Supplied by Amendment

Item 14. Indemnification of Directors and Officers
         -----------------------------------------

     The Registrant's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors of the Registrant and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of this provision, under current Delaware law a director of the Registrant will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (a) breach of his duty of loyalty to the Registrant or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware laws and (d) any transaction from which he receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in the Registrant's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its stockholders.

     The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     The indemnification and advancement of expenses provided by, or granted pursuant to Delaware Corporation Law is not be deemed exclusive of any other rights to which those seeking indemnification or advance of expenses may be entitled under any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Article IX of the Registrant's By-Laws provides that the officers and directors of the Registrant shall be entitled to indemnification to the maximum extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities
          ---------------------------------------

          On July 10, 1997 and August 15, 1997, Saxon sold 100 shares and 2,465,635 shares respectively, of Saxon's Common Stock to NJS Acquisition Corporation ("NJS") for a total purchase price of $10,000.

          Exemption is claimed on the sale of an aggregate of 2,465,735 shares of the Registrant's Common Stock to NJS Acquisition Corp. pursuant to Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the sale was made to the founder of the Registrant.

Item 16.  Exhibits and Financial Statement Schedules
          ------------------------------------------

     (a) Exhibits. The following exhibits have been previously filed unless otherwise noted.

         Exhibit No.    Description
         -----------    -----------

            3.1    Articles of Incorporation of Registrant*

            3.2    By-Laws of Registrant*

            4.1    Specimen of Common Stock**

            5      Opinion re: legality **

            10.1 Clearing Agreement dated April 4, 1997 between Dupont Securities Group, Inc. and Oscar Gruss & Son Incorporated**

            10.2   Lease for Facilities in Connecticut**

            10.3   Dupont lease for facilities in New York **

            10.4   Stock Option Plan*

            11     Earnings per share - See notes to financial statements

            21 Subsidiaries of Registrant - (See "Prospectus Summary" included in the Prospectus which forms a part of this Registration Statement.)

            23     Consent of Baron & Baron*

            27     Selected Financial Data*

              _______________
         *    Filed herewith.
         **   To be filed by amendment..

     (b) Financial Statement Schedules - Not applicable.

Item 17.  Undertakings
          ------------

          The undersigned Registrant hereby further undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          For determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

          For determining any liability under the Securities Act, the Registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntington Station, State of New York on the 30th day of September, 1997.

                                    By: /s/ Nicholas J. Seccafico
                                       ---------------------------------------
                                       Nicholas J. Seccafico, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signatures                      Titles                       Date
----------                      ------                       ----


                                President, Chief Financial
/s/ Nicholas J. Seccafico       and Accounting Officer
-------------------------       and a Director of the
Nicholas J. Seccafico           Company                      September 30, 1997



/s/ Lindo Garuffi
-------------------------       Secretary and a Director
Lindo Garuffi                   of the Company               September 30, 1997